      As filed with the Securities and Exchange Commission on September 15, 1995
                                                     Registration No. 33-_______
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                      Under The Securities Act of 1933

                           ----------------------

                        CONSOLIDATED-TOMOKA LAND CO.
           (Exact name of registrant as specified in its charter)


                   Florida                                          59-0483700
          (State or other jurisdiction                 (I.R.S. Employer Identification No.)
       of incorporation or organization)

149 South Ridgewood Avenue, Daytona Beach, Florida                    32114
    (Address of Principal Executive Office)                         (Zip Code)



                         CONSOLIDATED-TOMOKA LAND CO.
                              STOCK OPTION PLAN
                           (Full title of the plan)
                           ------------------------


 Robert F. Apgar, Esq.                                       Copies of all communications to:
 Vice President-General Counsel                              L. Kinder Cannon III, Esq.
 Consolidated-Tomoka Land Co.                                Holland & Knight
 149 South Ridgewood Avenue                                  50 N. Laura Street, Suite 3900
 Daytona Beach, Florida 32114                                Jacksonville, Florida 32202
 (Name and address of agent for service)
 (904) 255-7558
 (Telephone number, including area code, of agent
 for service)



         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

                       CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                       Proposed             Proposed
         Title of each               Amount             maximum             maximum            Amount of
      class of securities            to be          offering price         aggregate         registration
       to be registered           Registered*         per unit**        offering price**         fee**
---------------------------------------------------------------------------------------------------------------
  Common Stock, par value
   $1.00 per share. . . . .      529,300 shares         $16 1/2            $3,300,000            $1,138
===============================================================================================================



* Of the 529,300 shares registered hereunder, 329,300 shares were previously registered pursuant to a registration statement on Form S-8, Registration No. 33-50954. No shares have been issued pursuant to that registration statement, although 316,000 shares are subject to issuance upon the exercise of options granted pursuant to the Stock Option Plan of the registrant. Pursuant to Instruction E to Form S-8, the fee calculated above is based only upon the 200,000 additional shares registered hereunder.

** Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average of the high and low price for shares of Common Stock of the registrant reported on the American Stock Exchange on September 8, 1995.


================================================================================

                          CONSOLIDATED-TOMOKA LAND CO.
                 CONSOLIDATED-TOMOKA LAND CO. STOCK OPTION PLAN

        CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K



FORM S-8 ITEM NUMBER AND HEADING                                             PROSPECTUS HEADING
--------------------------------                                             ------------------
Item 1.          Plan Information                                            Cover Page:  The Stock Option
                                                                             Plan

Item 2.          Registrant Information and
                 Employee Plan Annual Information                            Registrant and Plan Information


PROSPECTUS

                          CONSOLIDATED-TOMOKA LAND CO.


                         529,300 Shares of Common Stock


                           Par Value $1.00 Per Share

                            ________________________


                            OFFERED PURSUANT TO THE
                          CONSOLIDATED-TOMOKA LAND CO.
                               STOCK OPTION PLAN

                            ________________________



         This Prospectus covers shares of common stock, par value $1.00 per share ("Common Stock"), of Consolidated-Tomoka Land Co., a Florida corporation (the "Company") issuable upon exercise of stock options granted under the Consolidated-Tomoka Land Co. Stock Option Plan, as amended on April 26, 1995 (the "Plan").


         The principal executive offices of the Company are located at 149 South Ridgewood Avenue, Daytona Beach, Florida 32114, telephone number (904) 255-7558.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           _________________________

         No person has been authorized to give any information or to make any representations, other than those contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities covered by this Prospectus by the Company in any State in which, or to any person to whom, it is unlawful for the Company to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date. This Prospectus should be read and retained for future reference.

                           _________________________



              The date of this Prospectus is ____________, 1995.

                             AVAILABLE INFORMATION


         The Company has been subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") since 1969. In accordance with the Exchange Act, the Company files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is listed on the American Stock Exchange ("AMEX"), where reports, proxy statements and other information concerning the Company can also be inspected.


         The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the securities offered hereby. This Prospectus omits certain information set forth or incorporated by reference in the Registration Statement. The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates). Any such requests should be directed to:
Consolidated-Tomoka Land Co., 149 South Ridgewood Avenue, Daytona Beach, Florida 32114, Attention: Secretary, telephone number (904) 255-7558.


         The Company will furnish, to each person participating in the Plan to whom this Prospectus is given, a copy of the Company's latest annual report on Form 10-K, proxy statement and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the latest annual report. Any person who has previously received a copy of such reports may receive another without charge upon written or oral request to the Secretary of the Company at the address of the Company set forth above. Upon written or oral request to the same location, the Company will deliver to all persons participating in the Plan, who do not otherwise receive such material, copies of all reports, proxy statements and other communications distributed to shareholders generally. Additional information concerning the Plan may be provided in the future by means of appendices to this Prospectus.

                               TABLE OF CONTENTS



                                                                                                       PAGE
General Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

The Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

         Purpose of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         Administration and Duration of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         Shares Available Under Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         Eligibility for Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         Description of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         Description of Stock Appreciation Rights . . . . . . . . . . . . . . . . . . . . . . . . .     6
         Termination, Modification and Amendment of Plan  . . . . . . . . . . . . . . . . . . . . .     6

Restrictions on Resale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

         Generally  . .   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
         Incentive Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         Non-Statutory Options  . .   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

Registrant and Plan Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9


                              GENERAL INFORMATION


         The title of the Plan is the "Consolidated-Tomoka Land Co. Stock Option Plan," and the name of the registrant whose securities are to be offered pursuant to the Plan is "Consolidated-Tomoka Land Co." The Plan is not subject to the Employee Retirement Income Security Act of 1974, nor is it a qualified plan under Section 401(a) of the Code. The Plan became effective on April 26, 1990, the date when the shareholders of the Company ratified the action of the Board of Directors of the Company in adopting the Plan. An amended and restated Plan was adopted by the Board of Directors of the Company effective April 26, 1995, and approved by the shareholders of the Company on May 3, 1995. The terms of the Plan are summarized below.

         This Prospectus covers the shares of Common Stock issuable upon exercise of options granted pursuant to the Plan. This Prospectus is not available for the resale of the Common Stock under the Plan by affiliates of the Company. An "affiliate," as defined by the Commission, is a person who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. Participants in the Plan who are affiliates of the Company may sell securities delivered under this Prospectus only pursuant to a registration statement and prospectus, or pursuant to an appropriate exemption from the registration requirements of the Securities Act. See "Restrictions on Resale."


                                    THE PLAN

         The following is only a summary of the terms of the Plan and is qualified in its entirety by provisions of the Plan. The summary herein of the Plan does not purport to be complete and reference is made to the Plan (a copy of which is filed as an exhibit to the Registration Statement and is incorporated herein by reference) for a full and complete statement of the terms and provisions thereof. Additional copies of the Plan are available upon request from the Secretary of the Company at the address set forth under "Available Information." Each Plan participant should refer to the Plan and his particular option agreement for information concerning the specific terms and conditions of securities issued pursuant to the Plan.

PURPOSE OF PLAN


         The purpose of the Plan is to further the interests of the Company, its subsidiaries and its shareholders by providing incentives to key employees who contribute materially to the success and profitability of the Company. The Plan will assist the Company and its subsidiaries in attracting and retaining key persons and enhancing their personal interest in the Company's continued success and progress by enabling them to acquire a proprietary interest in the Company.


ADMINISTRATION AND DURATION OF PLAN


         The Plan provides for administration by a committee of two or more persons chosen by the Board of Directors (the "Committee"). Such persons must not have been eligible for a period of one year prior to their selection to participate in the Plan (or any other plan of the Company or any affiliate entitling participants to receive stock, stock options or stock appreciation rights of the Company or its affiliates). Committee members are ineligible to participate in the Plan during the time that they serve on the Committee. Subject to the provisions of the Plan, the Committee has exclusive power to select participants, to establish the terms of the options granted, to interpret the Plan and to prescribe rules, regulations and forms relating to the Plan's administration. The Board of Directors has full authority to amend or terminate the Plan at any time without shareholder approval (except in the case of amendments for which shareholder approval is required as a condition for certain favorable treatment under federal income tax or securities laws).

         Subject to the Board's right to discontinue the Plan at any time, the Plan will remain in effect until all options issued under the Plan have either been exercised or expired. All options issued under the Plan will expire if not exercised by the earlier of the day prior to the tenth (10th) anniversary of the date of grant or such earlier date as is set forth in the stock option agreement between the Company and the optionee. No issuance of options or stock appreciation right ("SARs") under the Plan will be authorized after the fifth anniversary of the amended effective date of the Plan.


SHARES AVAILABLE UNDER PLAN


         The Plan provides for the issuance of an aggregate of up to 530,000 shares of the Company's authorized but unissued Common Stock ($1.00 par value per share), subject to modification or adjustment to reflect changes in capitalization as, for example, in the case of a reorganization, merger or stock split. If an option granted under the Plan expires or terminates without being exercised in full, the shares covered by the unexercised portion of the option will be available for the grant of additional options unless the Plan has been terminated.


ELIGIBILITY FOR PARTICIPATION


         All hourly and salaried employees of the Company or its subsidiaries are eligible to participate in the Plan. The Committee has sole discretion to decide which employees and officers to offer awards to under the Plan and whether to offer such persons options or a combination of options and SARs. Persons receiving options may designate a beneficiary to receive the options in the event the recipient dies before the full exercise of the options.


DESCRIPTION OF OPTIONS


         In issuing an option, the Committee may designate whether the option is intended to be an "incentive stock option" ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or an option that is not intended to qualify as an Incentive Option ("Non-Statutory Options"). See "Federal Income Tax Consequences." The exercise price of shares subject to Incentive Options must be equal to the fair market value of such shares on the date the option was granted, except that Incentive Options granted to an individual owning more than 10% of the combined voting power of all classes of stock of either the Company or any parent or subsidiary must have an exercise price equal to 110% of fair market value. The exercise price of shares subject to Non-Statutory Options will be at the discretion of the Committee, provided that it is at least 50% of the fair market value of the shares on the date the option was granted.

         Options will expire on the day prior to the tenth anniversary of the date of grant or such earlier time as the Committee may establish and set forth in the stock option agreement between the Company and the optionee. Unless otherwise provided by the Committee, options will be exercisable as to no more than one-fifth of the total number of shares covered by the option during each twelve-month period commencing twelve months from the date of grant. Incentive Options granted to any individuals owning more than 10% of the combined voting power of all classes of stock of either the Company or any parent or subsidiary will be exercisable only during the five-year period immediately following the date of grant.

         Unless waived by the Committee, the Plan requires that Incentive Options be exercised in full or expire due to the lapse of time before any portion of a later-granted Incentive Option may be exercised. Incentive Options will be exercisable only by the optionee during the optionee's lifetime. Neither Incentive Options nor Non-Statutory Options may be transferred except by will or the laws of descent and distribution. Options will expire immediately upon termination of employment for reasons other than death, disability, or retirement, unless on the date of grant the Committee extends the exercisability period to no more than ninety days after the date of termination. Options will be exercisable for a period of one year from the date of the participant's death or total and permanent disability and for a period of ninety days after retirement to the extent that the options could have been exercised but for such death, disability, or retirement.

         Options may be exercised, to the extent that they are vested, by delivery of full payment in cash or certified check for the shares of Common Stock subject to the options, or by exchanging shares of Common Stock of the

Company with a fair market value equal to or less than the total option price plus cash for any difference.


DESCRIPTION OF STOCK APPRECIATION RIGHTS


         In connection with the grant of Non-Statutory Options, the Committee may also provide for the grant of a SAR for each share covered by the option. The SAR will entitle the optionee to receive a supplemental payment which at the election of the Committee may be paid in whole or in part in cash or in shares of Common Stock equal to a portion of the spread between the exercise price and the fair market value of the underlying share at the time of exercise. The applicable portion is determined by subtracting the amount of the spread from the quotient resulting from the division of the spread by a factor of one (1) minus the maximum individual federal income tax rate in effect on the date of exercise.


TERMINATION, MODIFICATION AND AMENDMENT OF PLAN


         The Plan may at any time or from time to time be terminated, modified or amended by the Board of Directors of the Company. However, no amendment or modification of the Plan may be made by the Board of Directors without the approval of the Company's shareholders if such amendment or modification would
(1) increase the number of shares as to which options may be granted under the Plan, other than adjustments upon changes in capitalization, as for example, in the case of a reorganization, merger, or stock split, (2) materially change the eligibility requirements for the Plan, (3) materially increase the benefits accruing to participants under the Plan, or (4) extend the duration of the Plan. No termination, modification or amendment of the Plan may, without the consent of the optionee to whom an option has been granted, adversely affect the rights of an optionee.



                             RESTRICTIONS ON RESALE


         Any person receiving shares of Common Stock upon exercise of an option who is an "affiliate" of the Company, as the term "affiliate" is used in Rules 144 and 405 under the Securities Act, generally may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Company having no obligation to file such a registration statement) or pursuant to Rule 144 under the Securities Act. Any person who may be an "affiliate" of the Company may wish to consult with counsel before transferring Common Stock owned by him. In addition, participants who are officers, directors or beneficial owners of more than 10% of the Common Stock are advised to consult with counsel as to the applicability of Section 16 of the Exchange Act to their transactions under the Plan. Section 16 requires the filing by persons subject to its provisions of certain reports with the Commission regarding changes in beneficial ownership of the Company's equity securities, including options. Moreover, Section 16 can have the effect of requiring the profits on purchases and sales of the Company's equity securities occurring within a six month period to be turned over to the Company.



                        FEDERAL INCOME TAX CONSEQUENCES

GENERALLY

         The following statements are intended to summarize the general principles of federal income tax law applicable to Incentive Options and Non-Statutory Options that may be granted under the Plan, based on existing provisions of the Code.

         The Plan is intended to provide for the grant of (i) Incentive Options under Section 422 of the Code and (ii) Non-Statutory Options taxable under
Section 83 of the Code. The Federal income tax treatment of Incentive Options and Non-Statutory Options varies substantially.

INCENTIVE OPTIONS


         An Incentive Option is defined in Section 422(b) of the Code as an option to purchase stock in the granting corporation (or its parent or subsidiary) that is granted to an employee in connection with his employment and that satisfies the following conditions. The Incentive Option must be granted pursuant to a plan specifying the aggregate number of shares to be issued, and the employees or class of employees eligible to receive options. Also, the plan must be approved by the shareholders of the granting corporation within twelve months before or after the date of adoption of the plan. The option price must be not less than the fair market value of the stock at the date of the grant. The option must be granted within ten years from the date of adoption of the plan and by its terms must not be exercisable after ten years from the date it is granted. The option by its terms cannot be transferable, except by will and by the laws of descent and distribution, and, subject to the exceptions noted below, must be exercised only by the optionee during his lifetime. At the time of the grant, the optionee cannot own, directly or indirectly, more than 10% of the total combined voting power of the employer corporation, or of its parent or subsidiaries, unless the option price is at least 110% of the fair market value of the stock and the exercise period is by its terms limited to five years. Finally, under the terms of the plan, the aggregate fair market value (determined at the time of the grant) of stock for which all Incentive Options granted an employee under all plans of the employer corporation (or its parent or subsidiaries) can become exercisable for the first time in any calendar year cannot exceed $100,000.

         Under Section 422 and Section 421(a) of the Code, an optionee will not be required to recognize income at the time an Incentive Option is granted or at the time the option is exercised. Further, the difference between the exercise price and the fair market value of the stock at the date of exercise will not be treated as preference income under Section 57 of the Code. Provided the holding periods described below are met, when the shares of stock received pursuant to the exercise of an Incentive Option are sold or otherwise disposed of in a taxable transaction, the amount of gain or loss, measured by the difference between the exercise price and the amount realized, will be recognized to the optionee as a long-term capital gain or loss. The employer corporation will not be allowed any business expense deduction with respect to the grant or exercise of an Incentive Option, except as discussed below.

         For an optionee to receive the favorable tax treatment provided by
Section 421(a) of the Code, the optionee must make no disposition of the shares until a date that is both two years from the date the Incentive Option is granted and one year from the date such option is exercised and the shares transferred to him. In addition, the optionee must, with the exceptions noted below with respect to death or disability, be an employee of the corporation granting the option (or of a parent or subsidiary of such corporation, as defined in Section 424(e) and (f) of the Code, or a corporation, or a parent or subsidiary thereof, issuing or assuming the option in a transaction to which
Section 424(a) applies) at all times within the period beginning on the date of the grant and ending on a date within three months before the date of exercise. In the case of an optionee who is disabled within the meaning of
Section 22(e)(3) of the Code, the three-month period for exercise following termination of employment is extended to one year. In the case of an employee who dies, the time for exercising the option after termination of employment, and the holding period for the stock received pursuant to the exercise of the option, are waived. However, the Plan requires that an option granted pursuant to the Plan must be exercised within one year following the date of death of an employee, but not later than the time the option would expire by its terms.


         If all of the requirements for an Incentive Option are met except for the holding period rules set forth above, the optionee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized, or the difference between the exercise price and fair market value of the stock at the date of exercise, as ordinary income, and the excess, if any, as capital gain. At that time, the employer corporation will be allowed a corresponding business expense deduction under Section 162 of the Code, to the extent of the amount of the optionee's ordinary income.


         The Plan provides, as permitted under Section 422(c)(4) of the Code, that the optionee may, in the discretion of the Committee, exercise an Incentive Option by tendering shares of the Common Stock in payment of part or all of the option exercise price which is to be paid for such option shares. Under Section 1036 of the Code, an exchange of common shares for common shares of the same corporation is a nontaxable exchange and, in general, under Section 1031(d) the basis of the shares exchanged is treated as the substituted tax basis for, and spread evenly among, the shares received. However, if the principles of Rev. Rul. 80-244, 1980-2 C.B. 234, are applied to an exchange of common shares in payment of the exercise price of an Incentive Option, the shares tendered would be treated as exchanged for an equivalent number of option shares and such option shares would take the tax basis of the tendered shares. Moreover, applying the rationale of Rev. Rul. 80-244, the receipt of such additional option shares would result in no taxable income under Section 421(a) of the Code at the time of the exercise of the Incentive Option, although the additional option shares received would have a zero basis. The nontaxable provision of Section 1036 of the Code does not apply to an exchange of Incentive Option stock by an optionee for Incentive Option stock upon exercise of an Incentive Option unless certain holding period requirements are met. If the holding period requirements are not met, the exchange will be considered an early disposition of the Incentive Option stock and will result in ordinary treatment under Section 421(b) of the Code.


NON-STATUTORY OPTIONS


         With respect to the Non-Statutory Options which may be granted under the Plan, Section 1.83-7 of the current Treasury Regulations provides that no gain or loss is recognized to the optionee at the time of the grant of a Non-Statutory Option that has no ascertainable fair market value. Non-Statutory Options granted under the Plan would not be considered, under the Treasury Regulations, as having an ascertainable fair market value. Upon exercise of a Non-Statutory Option, the difference between the fair market value on the date of exercise and the option exercise price will be treated as compensation income to the optionee under Section 61 or Section 83 of the Code. On a subsequent sale or exchange of shares acquired pursuant to the exercise of a Non-Statutory Option, the optionee may have taxable gain or loss, measured by the difference between the amount realized on the disposition and the fair market value of the shares on the date of exercise. Provided that the shares have been held for more than one year, such gain or loss would constitute long-term capital gain or loss.

         Under the Plan, optionees may choose to exercise Non-Statutory Options by tendering shares of Common Stock of the Company in payment of part or all of the exercise price of Non-Statutory Options. Pursuant to the principles of Rev. Rul. 80-244, 1980-2 C.B. 234, an optionee tendering shares of stock in payment of the exercise price of Non-Statutory Options will be treated as having exchanged the tendered shares for an equivalent number of option shares in a nontaxable exchange under Section 1036 of the Code. As a result, no gain or loss will be recognized to the optionee with respect to such option shares and the basis of the shares tendered will be substituted as the basis of the such option shares received. However, if the number of option shares received exceeds the number of shares tendered, the fair market value of such additional option shares will be treated as compensation income under Section Section 61 or 83 of the Code. The basis of such additional shares will be the same as the amount included in the optionee's income as compensation.

         If the Company complies with the withholding requirements under
Section 3402 of the Code, as provided by Section 1.83-6(a)(2) of the Treasury Regulations, the Company will be entitled to a Federal income tax deduction under Section 162 of the Code in the same amount and at the same time as the optionee of the Non-Statutory Option is required to recognize compensation income. No gain or loss will be recognized to the Company as a result of the grant of Non-Statutory Options under the Plan or as a result of the issuance of shares to optionees pursuant to the exercise of such options.

                        REGISTRANT AND PLAN INFORMATION

         The Company will provide without charge to Plan participants, upon written or oral request, the documents incorporated by reference in Item 3,
Part II of the Registration Statement. Such documents are incorporated into this Prospectus by reference. The Company will also provide without charge to Plan participants, upon written or oral request, the information and documentation described in Rule 428(b) of the Securities Act. Any such request should be directed to: Consolidated-Tomoka Land Co., 149 South Ridgewood Avenue, Daytona Beach, Florida 32114, Attention: Secretary, telephone number
(904) 255-7558.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission and all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference:


         (1)   The Company's Proxy Statement dated March 31, 1995;

         (2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

         (3) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1994;

         (4) The Company's Registration Statement on Form 8-B dated July 1, 1993, filed pursuant to Section 12(b) of the Exchange Act.



ITEM 4.   DESCRIPTION OF SECURITIES


         The class of securities to be offered is registered under Section 12 of the Exchange Act.



ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL


         The validity of the securities offered hereby will be passed upon for the Company by Holland & Knight, Jacksonville, Florida. William O.E. Henry, a practicing attorney and partner in the law firm of Holland & Knight is a director of the Company.



ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


         The bylaws of the Company provide for indemnification of directors and officers. The general effect of the bylaw provisions is to indemnify any director or officer against any liability arising from any action or suit to the full extent permitted by Florida law, as discussed in the following paragraphs; provided, however, that the provision of the Company's bylaws relating to indemnification is inapplicable to any action, suit or proceeding brought by or on behalf of a director or officer without prior approval of the Board of Directors of the Company. The Company and its directors and officers are also insured for up to $5 million for liability arising from claims against the Company's directors and officers (or its subsidiaries' directors or officers) in their capacities as such.

         Statutory Indemnification Provisions. The Florida Business Corporation Act ("the Act") establishes the scope of indemnification that Florida corporations may provide for officers, directors, employees and agents of a corporation. A Florida corporation is permitted to indemnify any person who may be a party to any action (other than an action by, or in the right of, the corporation) if the person is or was a director, officer, employee or agent of the corporation or who serves or served at the request of the corporation as a director or officer of another entity and acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, to be indemnified, the person must have had no reasonable cause to believe the conduct was unlawful. A Florida corporation also may advance indemnification expenses so long as the director, officer, employee or agent agrees to repay the advances if it is ultimately determined that he was not entitled to be indemnified by the corporation.

         A Florida corporation is also permitted to indemnify any person who may be a party to a derivative action if the person is or was a director, officer, employee or agent of the corporation and acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. However, no indemnification may be made for any claim, issue or matter for which the person was found to be liable unless a court determines that, despite adjudication of liability but in view of all circumstances of the case, the person was fairly and reasonably entitled to indemnity.

         Any indemnification made under the circumstances described above, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met these standards of conduct. This determination is to be made by (i) a majority vote of a quorum consisting of the disinterested directors of the board of directors, (ii) a majority vote of a committee (consisting solely of two or more disinterested directors) duly designated by the board of directors, (iii) independent legal counsel selected by the board of directors or the committee referred to in the immediately preceding clause, or (iv) a majority vote of a quorum consisting of the disinterested shareholders.

         It is mandatory for a Florida corporation to indemnify a director, officer, employee or agent against expenses actually and reasonably incurred, provided the person has been successful in defense of any proceeding referred to in the above discussion of permissive indemnifications.


         The indemnification and advancement of expenses provided by, or granted pursuant to, the Act are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


    3.1 Articles of Incorporation of the Company, formerly known as CTLC, Inc., dated February 26, 1993 and Amended Articles of Incorporation dated March 30, 1993 filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 and incorporated herein by this reference.

    3.2 Bylaws of the Company, formerly known as CTLC, Inc., filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 and incorporated herein by this reference.

    4.1 The Consolidated-Tomoka Land Co. Stock Option Plan (initially adopted by the Company's Board of Directors on March 8, 1990, and approved by the Company's shareholders on April 26, 1990), as amended and restated effective April 26, 1995, adopted by the Company's Board of Directors on January 25, 1995, and approved by the Company's shareholders on May 3, 1995.


    5.1 Opinion of Holland & Knight as to the legality of the securities being registered hereunder.


    23.1 Consent of Rex Meighen & Co.

    23.2    Consent of Arthur Andersen LLP

    23.3    Consent of Holland & Knight (contained in Exhibit 5.1 hereto).

    25.1 Power of Attorney (included on the signature page to this Registration Statement).



ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;


                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on this 12th day of September, 1995.


                                        CONSOLIDATED-TOMOKA LAND CO.




                                        By:     /s/ BOB D. ALLEN

                                           -----------------------------
                                           Bob D. Allen, President
                                           and Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Bob D. Allen and Patricia Lagoni, and each of them separately, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement of Consolidated-Tomoka Land Co. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons who constitute a majority of the members of the Board of Directors in the capacities and on the dates indicated.


                 SIGNATURE                                  TITLE                             DATE
                 ---------                                  -----                             ----
  /s/ DAVID D. PETERSON                    Chairman of the Board                              September 12, 1995
---------------------------------          and Director
David D. Peterson


  /s/ BOB D. ALLEN                         President, Chief Executive                         September 12, 1995
---------------------------------          Officer (Principal Executive
Bob D. Allen                               Officer) and Director


  /s/ BRUCE W. TEETERS                     Senior Vice-President - Finance,                   September 12, 1995
---------------------------------          Treasurer (Principal Financial
Bruce W. Teeters                           and Accounting Officer) and Director


  /s/ JOHN C. ADAMS, JR.                   Director                                           September 12, 1995
---------------------------------
John C. Adams, Jr.


  /s/ WILLIAM O.E. HENRY                   Director                                           September 12, 1995
---------------------------------
William O.E. Henry





         Pursuant to the requirements of the Securities Act of 1933, the persons who constitute the Compensation and Stock Option Committee under the Plan have duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on September 12, 1995.


                                        CONSOLIDATED-TOMOKA LAND CO.
                                        STOCK OPTION PLAN




                                        By:     /s/ JOHN C. ADAMS, JR.
                                           -------------------------------
                                             John C. Adams, Jr., Chairman

                                 EXHIBIT INDEX

Exhibit Number and Description                                                                                       Page
------------------------------                                                                                       ----
    3.1     Articles of Incorporation of the Company, formerly known as
            CTLC, Inc., dated February 26, 1993 and Amended Articles of
            Incorporation dated March 30, 1993 filed with the Company's
            Quarterly Report on Form 10-Q for the quarter ended March 31,
            1993 and incorporated herein by this reference.

    3.2 Bylaws of the Company, formerly known as CTLC, Inc., filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 and incorporated herein by this reference.

    4.1 The Consolidated-Tomoka Land Co. Stock Option Plan (initially adopted by the Company's Board of Directors on March 8, 1990, and approved by the Company's shareholders on April 26, 1990), as amended and restated effective April 26, 1995, adopted by the Company's Board of Directors on January 25, 1995, and approved by the Company's shareholders on May 3, 1995.

    5.1 Opinion of Holland & Knight as to the legality of the securities being registered hereunder.

    23.1    Consent of Rex Meighen & Co.

    23.2    Consent of Arthur Andersen LLP

    23.3    Consent of Holland & Knight (contained in Exhibit 5.1 hereto).

    25.1 Power of Attorney (included on the signature page to this Registration Statement).

